Exhibit 99.1

ERT Announces Acquisition by Genstar Capital

PHILADELPHIA, April 10, 2012 – eResearchTechnology, Inc. (ERT), (Nasdaq: ERT), a global technology-driven provider of health outcomes research services to biopharmaceutical sponsors and contract research organizations (CROs), today announced that it has entered into a definitive agreement to be acquired by affiliates of Genstar Capital LLC, a leading middle market private equity firm for $8.00 per share in cash in a transaction valued at approximately $400 million.

The proposed transaction has been approved unanimously by the ERT Board of Directors, following a recommendation by a Special Committee of independent directors, and recommends that ERT shareholders approve the transaction. The $8.00 per share purchase price represents a premium of approximately 38% over ERT’s average closing share price for the 90 trading days ending on April 9, 2012 and 42% over the 52-week average.

Elam M. Hitchner, III, Chairman of the Special Committee, announced: “After completing a sale process conducted by J.P. Morgan, and careful and thorough analysis, together with our independent advisors, the Special Committee and our Board endorsed this transaction as being in the best interest of the Company and our stockholders. We are pleased that this transaction appropriately recognizes the value of ERT as one of the leading vendors to the pharmaceutical industry, while providing our stockholders with an immediate cash realization for their investment in ERT.”

Dr. Jeffrey Litwin, CEO of ERT, added, “We are pleased to announce this transaction with Genstar, whose experienced team of healthcare executives can provide strategic oversight, as

www.ert.com

eResearchTechnology, Inc.	1818 Market Street, Suite 1000 Philadelphia, PA 19103-3638 Main: +1 215.972.0420 Fax: +1 215.972.0414	1150 U.S. Highway 22 East Bridgewater, NJ 08807-2912 Main: +1 908.704.8010 Fax: +1 908.704.8218	eResearchTechnology Limited Pegasus House, Bakewell Road Orton Southgate, Peterborough PE2 6YS UK Main: +44 1733 374800 Fax: +44 1733 238782

well as acquisition capital, to expand the company’s service offering and market opportunities. They will help position ERT to better serve our clinical research clients by continuing to fund the innovative devices and services that have made us the premier provider of health outcomes research services.”

Robert Weltman, Managing Director of Genstar, said, “ERT is an attractive opportunity that fits with Genstar’s outsourcing thesis within the Life Sciences & Pharmaceutical Services sector. We are excited about helping the company evolve its offering and better serve its customers.”

John Park, Partner at Blum Capital, which holds approximately 9% of the outstanding shares of ERT, voiced his support, stating “We believe this transaction represents a fair price, and Blum Capital supports the transaction.”

Pending stockholder approval and satisfaction of normal regulatory and closing conditions, the transaction is expected to be completed during the third quarter. The Company’s stockholders will be given notice of the sale and certain information about the transaction in a Proxy Statement that will be sent to stockholders. Following completion of the transaction, ERT will become a privately held company and its stock will no longer trade on Nasdaq.

J.P. Morgan Securities LLC is financial advisor and provided a fairness opinion to the special committee in connection with the transaction. Pepper Hamilton LLP is legal advisor to ERT in connection with the transaction. Credit Suisse Securities (USA) LLC is acting as the financial advisor to Genstar and Latham & Watkins LLP is acting as legal advisor.

About ERT

ERT (www.ERT.com) is a global technology-driven provider of health outcomes research services and customizable medical devices supporting biopharmaceutical sponsors and contract

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research organizations (CROs) to achieve their drug development and healthcare objectives. ERT harnesses leading technology coupled with unrivaled processes and scientific expertise to collect, analyze, and report on clinical data to support the determination of health outcomes critical to the approval, labeling and reimbursement of pharmaceutical products. ERT is the acknowledged industry leader in centralized cardiac safety and respiratory efficacy services and also provides electronic Patient Reported Outcomes (ePRO) and outcomes assessments for multiple modalities across all phases.

About Genstar Capital

Genstar Capital (www.gencap.com) is a leading private equity firm that has been actively investing in high quality companies for more than 20 years. Based in San Francisco, Genstar works in partnership with its management teams and its network of operating executives and strategic advisors to transform its portfolio companies into industry-leading businesses. Genstar has more than $3 billion of committed capital under management and targets investments focused on selected sectors within the life science, healthcare services, software and software services, insurance and financial services, and industrial technology industries.

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Forward-Looking Statements

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties, which could cause actual results to differ materially from those expressed or implied from such statements. These risks and uncertainties include, without limitation, the failure to obtain stockholder approval or the failure to satisfy other closing conditions. Other risks and uncertainties that may affect forward-looking statements are described in the “Risk Factors” section and elsewhere in the company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on March 2, 2012. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. ERT’s ability to complete the proposed transaction is dependent upon stockholder approval and other customary closing conditions, not all of which are within the control of ERT or Genstar.

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Additional Information and Where to Find It

In connection with the proposed merger, ERT will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of ERT. ERT’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. ERT’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. ERT’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to the Investors section of ERT’s corporate website, www.ERT.com, or directing a request by mail or telephone to ERT, 1818 Market Street, Philadelphia, PA 19103-3638 – Attention Investor Relations.

ERT and its directors and officers may be deemed to be participants in the solicitation of proxies from ERT’s stockholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about ERT’s directors and executive officers and their ownership of ERT’s common stock is set forth in the proxy statement for the company’s 2011 annual meeting of shareholders, which was filed with the SEC on March 31, 2011 and the company’s Annual Report on Form 10-K for 2011 filed with the SEC on March 2, 2012. Shareholders may obtain additional information regarding the interests of ERT and its directors and executive officers in the proposed merger, which may be different than those of the company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

ERT Contact:

Keith Schneck

ERT

215-282-5566

Genstar Contact:

Chris Tofalli

Chris Tofalli Public Relations

914-834-4334

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1.866.538.2808